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                                                                  EXHIBIT 10 (x)

                                                                  EXECUTION COPY

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                                  $437,500,000
                           THREE YEAR CREDIT AGREEMENT

                                      AMONG

                                AON CORPORATION,
                                  AS BORROWER,

                                  THE LENDERS,

                                  BANK ONE, NA,
                                    AS AGENT,

                                       AND

                                 CITIBANK, N.A.,
                               ABN AMRO BANK N.V.

                                       AND

                           FIRST UNION NATIONAL BANK,
                              AS SYNDICATION AGENTS


                                   DATED AS OF

                                FEBRUARY 8, 2002

--------------------------------------------------------------------------------

                         BANC ONE CAPITAL MARKETS, INC.
                    SOLE LEAD ARRANGER AND SOLE BOOK MANAGER

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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS.............................................................1

ARTICLE II THE CREDITS...........................................................12
2.1.    Commitment...............................................................12
2.2.    Required Payments; Termination...........................................12
2.3.    Ratable Loans............................................................12
2.4.    Types of Advances........................................................12
2.5.    Facility Fee; Utilization Fee; Reductions in Aggregate Commitment........12
2.6.    Minimum Amount of Each Advance...........................................13
2.7.    Optional Principal Payments..............................................13
2.8.    Method of Selecting Types and Interest Periods for New Advances..........13
2.9.    Conversion and Continuation of Outstanding Advances......................14
2.10.   Changes in Interest Rate, etc............................................14
2.11.   Rates Applicable After Default...........................................15
2.12.   Method of Payment........................................................15
2.13.   Noteless Agreement; Evidence of Indebtedness.............................15
2.14.   Telephonic Notices.......................................................16
2.15.   Interest Payment Dates; Interest and Fee Basis...........................16
2.16.   Notification of Advances, Interest Rates, Prepayments and Commitment
        Reductions...............................................................17
2.17.   Lending Installations....................................................17
2.18.   Non-Receipt of Funds by the Agent........................................17
2.19.   Replacement of Lender....................................................17

ARTICLE III YIELD PROTECTION; TAXES..............................................18
3.1.    Yield Protection.........................................................18
3.2.    Changes in Capital Adequacy Regulations..................................18
3.3.    Availability of Types of Advances........................................19
3.4.    Funding Indemnification..................................................19
3.5.    Taxes....................................................................19
3.6.    Lender Statements; Survival of Indemnity.................................21

ARTICLE IV CONDITIONS PRECEDENT..................................................22
4.1.    Effectiveness............................................................22
4.2.    Each Advance.............................................................23

ARTICLE V REPRESENTATIONS AND WARRANTIES.........................................23
5.1.    Corporate Existence and Standing.........................................23
5.2.    Authorization and Validity...............................................24
5.3.    Compliance with Laws and Contracts.......................................24
5.4.    Governmental Consents....................................................24
5.5.    Financial Statements.....................................................24

                                       -i-
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
5.6.    Material Adverse Change..................................................25
5.7.    Taxes....................................................................25
5.8.    Litigation and Contingent Obligations....................................25
5.9.    ERISA....................................................................25
5.10.   Defaults.................................................................26
5.11.   Regulation U.............................................................26
5.12.   Investment Company; Public Utility Holding Company.......................26
5.13.   Ownership of Properties..................................................26
5.14.   Material Agreements......................................................26
5.15.   Environmental Laws.......................................................27
5.16.   Insurance................................................................27
5.17.   Insurance Licenses.......................................................27
5.18.   Solvency.................................................................27
5.19.   Disclosure...............................................................28

ARTICLE VI COVENANTS.............................................................28
6.1.    Financial Reporting......................................................28
6.2.    Use of Proceeds..........................................................29
6.3.    Notice of Default........................................................29
6.4.    Conduct of Business......................................................30
6.5.    Taxes....................................................................30
6.6.    Insurance................................................................30
6.7.    Compliance with Laws.....................................................30
6.8.    Maintenance of Properties................................................30
6.9.    Inspection...............................................................30
6.10.   Capital Stock and Dividends..............................................30
6.11.   Merger...................................................................31
6.12.   Liens....................................................................31
6.13.   Affiliates...............................................................32
6.14.   Change in Fiscal Year....................................................32
6.15.   Inconsistent Agreements..................................................32
6.16.   Sale of Assets...........................................................33
6.17.   Financial Covenants......................................................33
6.18.   ERISA....................................................................33

ARTICLE VII DEFAULTS.............................................................33

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES......................35
8.1.    Acceleration.............................................................35
8.2.    Amendments...............................................................35
8.3.    Preservation of Rights...................................................36

ARTICLE IX GENERAL PROVISIONS....................................................36
9.1.    Survival of Representations..............................................36
9.2.    Governmental Regulation..................................................36
9.3.    Headings.................................................................37

                                      -ii-
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
9.4.    Entire Agreement.........................................................37
9.5.    Several Obligations; Benefits of this Agreement..........................37
9.6.    Expenses; Indemnification................................................37
9.7.    Numbers of Documents.....................................................37
9.8.    Accounting...............................................................38
9.9.    Severability of Provisions...............................................38
9.10.   Nonliability of Lenders..................................................38
9.11.   Confidentiality..........................................................38
9.12.   Disclosure...............................................................38

ARTICLE X THE AGENT..............................................................38
10.1.   Appointment..............................................................38
10.2.   Powers...................................................................39
10.3.   General Immunity.........................................................39
10.4.   No Responsibility for Loans, Recitals, etc...............................39
10.5.   Action on Instructions of Lenders........................................39
10.6.   Employment of Agents and Counsel.........................................40
10.7.   Reliance on Documents; Counsel...........................................40
10.8.   Agent's Reimbursement and Indemnification................................40
10.9.   Notice of Default........................................................41
10.10.  Rights as a Lender.......................................................41
10.11.  Lender Credit Decision...................................................41
10.12.  Successor Agent..........................................................41
10.13.  Agent and Arranger Fees..................................................42
10.14.  Delegation to Affiliates.................................................42
10.15.  Syndication Agents; Senior Managing Agents; Managing Agents..............42

ARTICLE XI SETOFF; RATABLE PAYMENTS..............................................42
11.1.   Setoff...................................................................42
11.2.   Ratable Payments.........................................................42

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS....................43
12.1.   Successors and Assigns...................................................43
12.2.   Participations...........................................................43
12.3.   Assignments..............................................................44
12.4.   Dissemination of Information.............................................45
12.5.   Tax Treatment............................................................45

ARTICLE XIII NOTICES.............................................................45
13.1.   Giving Notice............................................................45
13.2.   Change of Address........................................................46

ARTICLE XIV COUNTERPARTS.........................................................46

ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
TRIAL............................................................................46

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
15.1.   CHOICE OF LAW............................................................46
15.2.   CONSENT TO JURISDICTION..................................................46
15.3.   WAIVER OF JURY TRIAL.....................................................47

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                                    EXHIBITS

Exhibit A          Note
Exhibit B          Compliance Certificate
Exhibit C          Assignment Agreement

                                    SCHEDULES

Pricing Schedule
Schedule 1         Commitments

                                       -v-
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                           THREE YEAR CREDIT AGREEMENT

     This Three Year Credit Agreement, dated as of February 8, 2002, is among Aon Corporation, a Delaware corporation, the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Agent.

                                    RECITALS:

     A. The Borrower has requested the Lenders to make financial accommodations to it in the aggregate principal amount of $437,500,000; and

     B. The Lenders are willing to extend such financial accommodations on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     As used in this Agreement:

     "Advance" means a borrowing of Loans, (a) advanced by the Lenders on the same Borrowing Date, or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to ARTICLE X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to ARTICLE X.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Commitment is $437,500,000.

     "Agreement" means this Three Year Credit Agreement, as it may be amended or modified and in effect from time to time.

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     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in SECTION 5.5.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day, and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Alternate Base Rate Advance" means an Advance which, except as otherwise provided in SECTION 2.11, bears interest at the Alternate Base Rate.

     "Alternate Base Rate Loan" means a Loan which, except as otherwise provided in SECTION 2.11, bears interest at the Alternate Base Rate.

     "Applicable Facility Fee Rate" means, at any time, the percentage determined in accordance with the Pricing Schedule at such time. The Applicable Facility Fee Rate shall change as and when the Borrower Debt Rating changes. The initial Applicable Facility Fee Rate shall be .09%.

     "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

     "Applicable Utilization Fee Rate" means, at any time, the percentage determined in accordance with the Pricing Schedule at such time. The Applicable Utilization Fee Rate shall change as and when the Borrower Debt Rating changes.

     "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as "Sole Lead Arranger" and "Sole Book Manager".

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the president, chief financial officer, treasurer or vice-president and controller of the Borrower, acting singly.

     "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

     "Borrower" means Aon Corporation, a Delaware corporation, and its successors and assigns.

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     "Borrower Debt Rating" means the senior unsecured long term debt (without third party credit enhancement) rating of the Borrower as determined by a rating agency identified on the Pricing Schedule.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in SECTION 2.8.

     "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Change" is defined in SECTION 3.2.

     "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, including without limitation any acquisition effected by means of any transaction contemplated by SECTION 6.11, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower, or (b) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "CONTINUING DIRECTORS") who (i) were directors of the Borrower on the first day of each such period or (ii) subsequently became directors of the Borrower and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Borrower, to constitute a majority of the board of directors of the Borrower.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its name on SCHEDULE 1 hereto, as it may be modified as a result of any assignment that has become effective pursuant to SECTION 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

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     "Condemnation" is defined in SECTION 7.8.

     "Consolidated" or "consolidated", when used in connection with any calculation, means a calculation to be determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles.

     "Consolidated EBITDA" means Consolidated Net Income PLUS, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation,
(iv) amortization and (v) extraordinary losses incurred other than in the ordinary course of business, MINUS, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

     "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Worth" means, at any date of determination, the consolidated common stockholders' equity of the Borrower and its consolidated Subsidiaries determined in accordance with Agreement Accounting Principles.

     "Consolidated Person" means, for the taxable year of reference, each Person which is a member of the affiliated group of the Borrower if Consolidated returns are or shall be filed for such affiliated group for federal income tax purposes or any combined or unitary group of which the Borrower is a member for state income tax purposes.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract or application for a Letter of Credit.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Conversion/Continuation Notice" is defined in SECTION 2.9.

     "CSC" means Combined Specialty Corporation, a Wholly-Owned Subsidiary of the Borrower, that will, immediately prior to the CSC Spin-Off, hold only the general insurance underwriting business of the Borrower.

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     "CSC Distribution Agreement" means the distribution agreement to be filed with the U.S. Securities and Exchange Commission and entered into between the Borrower and CSC to effect the CSC Spin-Off in material conformity with the description of the CSC Spin-Off and pro-forma financial information relating to the CSC Spin-Off which was included in the Form 8-K filed with the U.S. Securities and Exchange Commission on December 3, 2001 by the Borrower under the Securities Act of 1934.

     "CSC Group" means CSC and each of CSC's Subsidiaries.

     "CSC Spin-Off" means the distribution, as a tax-free dividend by the Borrower to the current holders of the Borrower's common stock, of the outstanding shares of common stock of CSC to be effected pursuant to the terms of the CSC Distribution Agreement, together with the related transactions expressly contemplated by the terms of the CSC Distribution Agreement.

     "Default" means an event described in ARTICLE VII.

     "Environmental Laws" is defined in SECTION 5.15.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Advance" means an Advance which, except as otherwise provided in SECTION 2.11, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance: (a) for any one, two, three or six month Interest Period applicable to such Eurodollar Advance, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, PROVIDED that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period; or
(b) for any fourteen (14) day Interest Period applicable to such Eurodollar Advance, the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the interbank market at approximately 10:00 a.m. (Chicago time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

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     "Eurodollar Loan" means a Loan which, except as otherwise provided in
SECTION 2.11, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(b) the Applicable Margin for Eurodollar Advances.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Existing Credit Agreements" means that certain $600,000,000 364-Day Amended and Restated Credit Agreement dated as of October 8, 1998 among the Borrower, Bank One, as agent, and the lenders named therein, and that certain $600,000,000 Five Year Credit Agreement dated as of January 14, 1997 among the Borrower, Bank One, as agent, and the lenders named therein, in each case as amended, restated, supplemented or otherwise modified from time to time.

     "Facility Termination Date" means February 8, 2005 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Financial Statements" is defined in SECTION 5.5.

     "Fiscal Quarter" means each of the four three-month accounting periods comprising a Fiscal Year.

     "Fiscal Year" means the twelve-month accounting period ending December 31 of each year.

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     "Fund" means any Person (other than a natural person) that is (or will be)
engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "Governmental Authority" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any taxing authority or political subdivision) or any instrumentality or officer thereof (including, without limitation, any court or tribunal and any board of insurance, insurance department or insurance commissioner) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

     "Hazardous Materials" is defined in SECTION 5.15.

     "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or similar instruments,
(e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) obligations for which such Person is obligated pursuant to or in respect of a Letter of Credit and (h) repurchase obligations or liabilities of such Person with respect to accounts or notes receivable sold by such Person.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of fourteen (14) days or one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. An Interest Period of one, two, three or six months shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to SECTION 2.17.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

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     "Lien" means any security interest, lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's loan made pursuant to
ARTICLE II (or any conversion or continuation thereof).

     "Loan Documents" means this Agreement, any Notes issued pursuant to SECTION
2.13 and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Agent or any Lender.

     "Margin Stock" has the meaning assigned to that term under Regulation U.

     "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or otherwise), performance, results of operations, or prospects of the Post-Spin-Off Group taken as a whole or, if the Borrower has confirmed or it has notified the holders of the Borrower's common stock or the US Securities and Exchange Commission that the CSC Spin-Off is not to take place, the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or
(c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Modified Required Lenders" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Loans.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Non-U.S. Lender" is defined in SECTION 3.5(d).

     "Note" is defined in SECTION 2.13.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

     "Other Taxes" is defined in SECTION 3.5(b).

     "Participants" is defined in SECTION 12.2.1.

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     "Payment Date" means the last day of each March, June, September and
December.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, limited liability company, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as defined in Section 3(2) of ERISA, as to which the Borrower or any member of the Controlled Group may have any liability.

     "Post-Spin-Off Group" means the Borrower and each of its Subsidiaries but excluding any member of the CSC Group.

     "Pricing Schedule" means the Schedule attached hereto identified as such.

     "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "pro-rata" means, when used with respect to a Lender, and any described aggregate or total amount, an amount equal to such Lender's pro-rata share or portion based on its percentage of the Aggregate Commitment or if the Aggregate Commitment has been terminated, its percentage of the aggregate principal amount of outstanding Advances.

     "Purchasers" is defined in SECTION 12.3.1.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to depositary institutions.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks and certain other Persons for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System and certain other Persons.

     "Release" is defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 39601 ET SEQ.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty
(30) days of the occurrence of such event; PROVIDED, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Loans.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Risk-Based Capital Guidelines" is defined in SECTION 3.2.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (a) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the quarter next preceding the date on which such determination is made, or (b) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries for the 12-month period ending as of the end of the quarter next preceding the date of determination.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but EXCLUDING Excluded Taxes and Other Taxes.

     "Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Borrower or any other member of the Controlled Group from such Plan during a plan year in which the Borrower or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under
Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Plan or (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

     "364-Day Agreement" means that certain 364-Day Credit Agreement dated as of the date hereof among the Borrower, Bank One, as agent, and the lenders party thereto, as from time to time amended, restated or otherwise modified.

     "Total Plan Liability" means, at any time, the present value of all vested and unvested accrued benefits under all Single Employer Plans, determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Transferee" is defined in SECTION 12.4.

     "Transitional Services" means the services to be provided by the Post-Spin-Off Group to the CSC Group, including but not limited to human resource administration services, IT and telecommunications support and services, payroll, salary and employee benefits services, tax, audit and accounting services, legal services, treasury services (cash investment, foreign exchange, derivatives and hedging), intellectual property licensing, premium financing services, claims administration services and benefits/brokerage consultancy and risk management services.

     "Type" means, with respect to any Advance, its nature as an Alternate Base Rate Advance or a Eurodollar Advance.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture, limited liability company or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise provided, all references herein to a "Wholly-Owned Subsidiary" shall mean a Wholly-Owned Subsidiary of the Borrower.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II
                                   THE CREDITS

     2.1. COMMITMENT. From and including the date of this Agreement to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date.

     2.2. REQUIRED PAYMENTS; TERMINATION. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

     2.3. RATABLE LOANS. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

     2.4. TYPES OF ADVANCES. The Advances may be Alternate Base Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with SECTIONS 2.8 and 2.9.

     2.5. FACILITY FEE; UTILIZATION FEE; REDUCTIONS IN AGGREGATE COMMITMENT. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee at a per annum rate equal to the Applicable Facility Fee Rate on such Lender's Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The Borrower also agrees to pay to the Agent for the ratable (based on Commitment amounts) account of the Lenders a utilization fee for each day from the date hereof to and including the later of the Facility Termination Date and the date all Loans are paid in full and all Commitments are terminated, such utilization fee to be equal to the Applicable Utilization Fee Rate for such day multiplied by the outstanding principal amount of the Loans on such day, payable on each Payment Date and on the Facility Termination Date.

The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum aggregate amount of $25,000,000 or any integral multiple of $5,000,000 in excess thereof, upon at least two (2) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, PROVIDED, HOWEVER, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued facility and utilization fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

     2.6. MINIMUM AMOUNT OF EACH ADVANCE. Each Advance shall be in the minimum amount of $25,000,000 (and in multiples of $5,000,000 if in excess thereof); PROVIDED, HOWEVER, that (a) any Alternate Base Rate Advance may be in the amount of the unused Aggregate Commitment and (b) in no event shall more than six (6) Eurodollar Advances be permitted to be outstanding at any time.

     2.7. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Alternate Base Rate Advances, or, in a minimum aggregate amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Alternate Base Rate Advances upon notice to the Agent by 10:00 a.m. on the Business Day of the proposed prepayment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by SECTION 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of an outstanding Eurodollar Advance, upon two
(2) Business Days' prior notice to the Agent.

     2.8. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time; PROVIDED, HOWEVER, that in the event Loans are incurred on the date of this Agreement, all Loans incurred on such date shall be Alternate Base Rate Advances. The Borrower shall give the Agent irrevocable notice (a "BORROWING NOTICE") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Alternate Base Rate Advance and at least three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

             (a) the Borrowing Date of such Advance, which shall be a Business Day;

             (b)     the aggregate amount of such Advance;

             (c)     the Type of Advance selected; and

             (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto, which shall end on or prior to the Facility Termination Date.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago, to the Agent at its address specified pursuant to ARTICLE XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.9. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Each Alternate Base Rate Advance shall continue as an Alternate Base Rate Advance unless and until such Alternate Base Rate Advance is converted into a Eurodollar Advance pursuant to this SECTION 2.9 or is repaid in accordance with SECTION 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into an Alternate Base Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with SECTION 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of SECTION 2.6, the Borrower may elect from time to time to convert all or any part of an Alternate Base Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of an Alternate Base Rate Advance into a Eurodollar Advance or of continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) on the date of a conversion into an Alternate Base Rate Advance, or at least three (3) Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

             (a) the requested date of such conversion or continuation, which shall be a Business Day;

             (b) the aggregate amount and Type of the Advance which is to be converted or continued; and

             (c) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto, which shall end on or prior to the Facility Termination Date.

     2.10. CHANGES IN INTEREST RATE, ETC. Each Alternate Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into an Alternate Base Rate Advance pursuant to SECTION 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to SECTION 2.9 hereof, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as an Alternate Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under SECTIONS 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date. The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make a mandatory repayment required pursuant to SECTION 2.2.

     2.11. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.8 or 2.9, no Advance may be made as, converted into or continued as a Eurodollar Advance (except with the consent of the Agent and the Required Lenders) when any Default or Unmatured Default has occurred and is continuing. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (a) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the Eurodollar Rate otherwise applicable to such Interest Period plus 1% per annum and (b) each Alternate Base Rate Advance shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 1% per annum, PROVIDED that, during the continuance of a Default under SECTION 7.6 or 7.7, the interest rates set forth in clauses (a) and (b) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

     2.12. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to ARTICLE XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to ARTICLE XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.

     2.13. NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

             (b) The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

             (c) The entries maintained in the accounts maintained pursuant to PARAGRAPHS (a) and (b) above shall be PRIMA FACIE evidence of the existence and amounts of the Obligations therein recorded; PROVIDED, HOWEVER, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

             (d) Any Lender may request that its Loans be evidenced by a promissory note in substantially the form of EXHIBIT A (including any amendment, modification, renewal or replacement thereof, a "NOTE"). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to SECTION 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to SECTION 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in PARAGRAPHS (a) and (b) above. Upon receipt of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of such Lender's Note, and, in the case of any such loss, theft destruction or mutilation, upon cancellation of such Note, the Borrower will issue, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor.

     2.14. TELEPHONIC NOTICES. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.15. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Alternate Base Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which an Alternate Base Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Alternate Base Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period. Interest with respect to Eurodollar Loans, facility fees and utilization fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest with respect to Alternate Base Rate Loans shall be calculated for the actual days elapsed on the basis of a 365 or 366-day year, as applicable. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is made in full and received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.16. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the Eurodollar Rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.17. LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with ARTICLE XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

     2.18. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan, or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.19.   REPLACEMENT OF LENDER. If the Borrower is required pursuant to
SECTION 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Alternate Base Rate Advances into, Eurodollar Advances shall be suspended pursuant to SECTION 3.3 (any Lender so affected an "AFFECTED LENDER"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, PROVIDED that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and PROVIDED FURTHER that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of EXHIBIT C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of
SECTION 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the

Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under SECTIONS 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under SECTION 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

                                   ARTICLE III
                             YIELD PROTECTION; TAXES

     3.1. YIELD PROTECTION. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

             (a) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

             (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

             (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

     3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any Person controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, interpretation or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (b) the interest rate applicable to Eurodollar Advances does not accurately or fairly reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Alternate Base Rate Advances, subject to the payment of any funding indemnification amounts required by SECTION 3.4.

     3.4. FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date prior to the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

     3.5. TAXES. (a) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.

             (b) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("OTHER TAXES").

             (c) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
     SECTION 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Agent or such Lender makes demand therefor pursuant to SECTION 3.6.

             (d) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "NON-U.S. LENDER") agrees that it will, not more than ten (10) Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes, to the extent lawful at such time, to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, UNLESS an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

             (e) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to CLAUSE (d), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this SECTION 3.5 with respect to Taxes imposed by the United States; PROVIDED that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its

                                       -20
     failure to deliver a form required under CLAUSE (d), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

             (f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

             (g) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason not caused by or constituting gross negligence or willful misconduct of the Agent), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all reasonable costs and expenses related thereto (including reasonable attorneys fees and reasonable time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this SECTION 3.5(g) shall survive the payment of the Obligations and termination of this Agreement.

     3.6. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under SECTIONS 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under SECTION 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under SECTION 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. The Borrower shall have no obligation to reimburse, compensate or indemnify any Lender with respect to a claim under this ARTICLE III if the Lender fails to deliver such written statement within 180 days after the date on which the Lender becomes aware of the event or occurrence giving rise to such claim. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under SECTIONS 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

     4.1. EFFECTIVENESS. This Agreement shall not become effective unless and until the Borrower has furnished the following to the Agent with sufficient copies for the Lenders and the other conditions set forth below have been satisfied:

             (a) CHARTER DOCUMENTS; GOOD STANDING CERTIFICATES. Copies of the certificate of incorporation of the Borrower, together with all amendments thereto, both certified by the appropriate governmental officer in its jurisdiction of incorporation, together with a good standing certificate issued by the Secretary of State of the jurisdiction of its incorporation and such other jurisdictions as shall be requested by the Agent.

             (b) BY-LAWS AND RESOLUTIONS. Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions authorizing the execution, delivery and performance of the Loan Documents by the Borrower.

             (c) SECRETARY'S CERTIFICATE. An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

             (d) OFFICER'S CERTIFICATE. A certificate, dated the date of this Agreement, signed by an Authorized Officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that: (i) on such date (both before and after giving effect to the making of any Loans hereunder on such date) no Default or Unmatured Default has occurred and is continuing; (ii) each of the representations and warranties set forth in ARTICLE V of this Agreement is true and correct on and as of such date; and (iii) since December 31, 2000 no event or change has occurred that has caused or evidences a Material Adverse Effect.

             (e) LEGAL OPINIONS. Written opinions of internal counsel to the Borrower and of Sidley Austin Brown & Wood, special counsel to the Borrower, addressed to the Agent and the Lenders in form and substance acceptable to the Agent and its counsel.

             (f)     NOTES. Any Notes requested by a Lender pursuant to SECTION
2.13 payable to the order of each such requesting Lender.

             (g) LOAN DOCUMENTS. Executed originals of this Agreement and each of the Loan Documents, which shall be in full force and effect, together with all schedules, exhibits, certificates, instruments, opinions, documents and financial statements required to be delivered pursuant hereto and thereto.

             (h) LETTERS OF DIRECTION. Written money transfer instructions in form and substance acceptable to the Agent and its counsel addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

             (i) PAYMENT OF FEES. The Borrower shall have paid all fees due to Bank One under the fee letter dated November 28, 2001.

             (j) EXISTING CREDIT AGREEMENTS. The Existing Credit Agreements shall have expired or been terminated and all amounts owing thereunder (including all principal, interest and accrued fees) shall have been paid (or shall contemporaneously be paid) in full.

             (k) OTHER. Such other documents as the Agent, any Lender or their counsel may have reasonably requested.

     4.2. EACH ADVANCE. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

             (a) There exists no Default or Unmatured Default and none would result from such Advance;

             (b) The representations and warranties contained in ARTICLE V (other than SECTION 5.6) are true and correct as of such Borrowing Date;

             (c)     A Borrowing Notice shall have been properly submitted; and

             (d) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

     Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in
SECTION 4.2 have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of EXHIBIT B hereto as a condition to making an Advance.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that:

     5.1. CORPORATE EXISTENCE AND STANDING. Each of the Borrower and its Subsidiaries is a corporation duly and properly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation and is duly authorized to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted except where failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect.

     5.2. AUTHORIZATION AND VALIDITY. The Borrower has all requisite power and authority (corporate and otherwise) and legal right to execute and deliver each of the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower, in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3. COMPLIANCE WITH LAWS AND CONTRACTS. The Borrower and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by the Borrower of the Loan Documents, the application of the proceeds of the Loans, or any other transaction contemplated in the Loan Documents, nor compliance with the provisions of the Loan Documents will, or at the relevant time did, (a) violate any law, rule, regulation (including Regulation U), order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's charter, articles or certificate of incorporation or by-laws, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by the Loan Documents) in, of or on the property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement, or (c) require any consent of the stockholders of any Person, except for any violation of, or failure to obtain an approval or consent required under, any such indenture, instrument or agreement that could not reasonably be expected to have a Material Adverse Effect.

     5.4. GOVERNMENTAL CONSENTS. No order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any court, governmental or public body or authority, or any subdivision thereof, any securities exchange or other Person is or at the relevant time was required to authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents, the application of the proceeds of the Loans or any other transactions contemplated in the Loan Documents. Neither the Borrower nor any Subsidiary is in default under or in violation of any foreign, federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree or award binding upon or applicable to the Borrower or such Subsidiary, in each case the consequence of which default or violation could reasonably be expected to have a Material Adverse Effect.

     5.5. FINANCIAL STATEMENTS. The Borrower has heretofore furnished to each of the Lenders (a) the December 31, 2000 audited consolidated financial statements of the Borrower and its Subsidiaries, and (b) the unaudited consolidated financial statements of the Borrower and its Subsidiaries through September 30, 2001 (collectively, the "FINANCIAL STATEMENTS"). Each of the Financial Statements was prepared in accordance with Agreement Accounting Principles and fairly presents the consolidated financial condition and operations of the Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments).

     5.6. MATERIAL ADVERSE CHANGE. Since December 31, 2000, there has been no change in the business, Property, condition (financial or otherwise), performance, prospects or results of operations of the Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.

     5.7. TAXES. The Borrower and its Subsidiaries have filed or caused to be filed on a timely basis and in correct form all United States federal, state and other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. As of the date hereof, the United States income tax returns of the Borrower on a consolidated basis have been audited by the Internal Revenue Service through its Fiscal Year ending December 31, 1989. No tax liens have been filed and no claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with Agreement Accounting Principles.

     5.8. LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, proceeding, inquiry or governmental investigation (including, without limitation, by the Federal Trade Commission) pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Subsidiary or any of their respective Properties that could reasonably be expected to have a Material Adverse Effect or to prevent, enjoin or unduly delay the making of the Loans under this Agreement.

     5.9. ERISA. The Unfunded Liability of all Single Employer Plans does not in the aggregate exceed twenty percent (20%) of the Total Plan Liability for all Single Employer Plans. Neither the Borrower nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan or has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations. Neither the Borrower nor any member of the Controlled Group has, with respect to any Plan, failed to make any contribution or pay any amount required under Section 412 of the Code or Section 302 of ERISA or the terms of such Plan which could reasonably be expected to have a Material Adverse Effect. There are no pending or, to the knowledge of the Borrower, threatened claims, actions, investigations or lawsuits against any Plan, any fiduciary thereof, or the Borrower or any member of the Controlled Group with respect to a Plan which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which would subject such Person to any material liability. Within the last five (5) years neither the Borrower nor any member of the Controlled Group has engaged in a transaction which resulted in a Single Employer Plan with an Unfunded Liability being transferred out of the Controlled Group which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which is subject to Title IV of ERISA which could reasonably be expected to have a Material Adverse Effect.

     5.10. DEFAULTS. No Default or Unmatured Default has occurred and is continuing.

     5.11. REGULATION U. Margin Stock constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder. Neither the Borrower nor any Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation U. Neither the making of any Advance hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation U.

     5.12. INVESTMENT COMPANY; PUBLIC UTILITY HOLDING COMPANY. Neither the Borrower nor any Subsidiary is, or after giving effect to any Advance will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Subsidiary is a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.13. OWNERSHIP OF PROPERTIES. As of the date of this Agreement, the Borrower and its Subsidiaries have a subsisting leasehold interest in, or good and marketable title, free of all Liens, other than those permitted by SECTION
6.12 or by any of the other Loan Documents, to all of the properties and assets reflected in the Financial Statements as being owned by it, except for assets sold, transferred or otherwise disposed of in the ordinary course of business or as required by or in connection with the CSC Spin-Off (provided that such sale, transfer or other disposal in connection with the CSC Spin-Off could not reasonably be expected to have a Material Adverse Effect) since the date thereof. The Borrower and its Subsidiaries own or possess rights to use all licenses, patents, patent applications, copyrights, service marks, trademarks and trade names necessary to continue to conduct their business as heretofore conducted, and no such license, patent or trademark has been declared invalid, been limited by order of any court or by agreement or is the subject of any infringement, interference or similar proceeding or challenge, except for proceedings and challenges which could not reasonably be expected to have a Material Adverse Effect.

     5.14. MATERIAL AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect or which restricts or imposes conditions upon the ability of any Subsidiary to (a) pay dividends or make other distributions on its capital stock, (b) make loans or advances to the Borrower or (c) repay loans or advances from the Borrower. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

     5.15. ENVIRONMENTAL LAWS. There are no claims, investigations, litigation, administrative proceedings, notices, requests for information (each a "PROCEEDING"), whether pending or threatened, or judgments or orders asserting violations of applicable federal, state and local environmental, health and safety statutes, regulations, ordinances, codes, rules, orders, decrees, directives and standards ("ENVIRONMENTAL LAWS") or relating to any toxic or hazardous waste, substance or chemical or any pollutant, contaminant, chemical or other substance defined or regulated pursuant to any Environmental Law, including, without limitation, asbestos, petroleum, crude oil or any fraction thereof ("HAZARDOUS MATERIALS") asserted against the Borrower or any of its Subsidiaries which, in any case, could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has caused or permitted any Hazardous Materials to be released, either on or under real property, currently or formerly, legally or beneficially owned or operated by the Borrower or any Subsidiary or on or under real property to which the Borrower or any of its Subsidiaries transported, arranged for the transport or disposal of, or disposed of Hazardous Materials, which release could reasonably be expected to have a Material Adverse Effect.

     5.16. INSURANCE. The Borrower and its Subsidiaries maintain, with financially sound and reputable insurance companies, insurance on their Property in such amounts and covering such risks as is consistent with sound business practice.

     5.17. INSURANCE LICENSES. No material license, permit or authorization of the Borrower or any Subsidiary to engage in the business of insurance or insurance-related activities is the subject of a proceeding for suspension or revocation, except where such suspension or revocation would not individually or in the aggregate have a Material Adverse Effect.

     5.18. SOLVENCY. Immediately after the consummation of the CSC Spin-Off and the making of any Loans related thereto, (a) the fair value of the assets of the Post-Spin-Off Group on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Post-Spin-Off Group on a consolidated basis; (b) the present fair saleable value of the Property of the Post-Spin-Off Group on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Post-Spin-Off Group on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Post-Spin-Off Group on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Post-Spin-Off Group on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and as proposed to be conducted taking into account the CSC Spin-Off.

     5.19. DISCLOSURE. None of the (a) information, exhibits or reports furnished or to be furnished by the Borrower or any Subsidiary to the Agent or to any Lender in connection with the negotiation of the Loan Documents, or (b) representations or warranties of the Borrower or any Subsidiary contained in this Agreement, the other Loan Documents, or any other document, certificate or written statement furnished to the Agent or the Lenders by or on behalf of the Borrower or any Subsidiary for use in connection with the transactions contemplated by this Agreement, as the case may be, contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. As of the date hereof, there is no fact known to the Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI
                                    COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. FINANCIAL REPORTING. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and will furnish to the Lenders:

             (a) As soon as practicable and in any event within ninety (90) days after the close of each of its Fiscal Years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period and related statements of income, retained earnings and cash flows accompanied by (i) any management letter prepared by said accountants and (ii) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

             (b) As soon as practicable and in any event within 45 days after the close of the first three Fiscal Quarters of each of its Fiscal Years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income, retained earnings and cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by its chief financial officer.

             (c)     Together with the financial statements required by CLAUSES
(a) and (b) above, a compliance certificate in substantially the form of EXHIBIT B hereto signed by its chief financial officer showing the calculations necessary to determine compliance with this

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Agreement and stating that no Default or Unmatured Default exists, or if any
Default or Unmatured Default exists, stating the nature and status thereof.

             (d) Within 270 days after the close of each Fiscal Year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

             (e) As soon as possible and in any event within ten (10) days after the Borrower knows that any Termination Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Termination Event and the action which the Borrower proposes to take with respect thereto.

             (f) As soon as possible and in any event within ten (10) days after the Borrower learns thereof, notice of the assertion or commencement of any claims, action, suit or proceeding against or affecting the Company or any Subsidiary which may reasonably be expected to have a Material Adverse Effect.

             (g) Promptly upon learning thereof, notice of any change in the credit rating of the Borrower's senior unsecured long term debt by S&P or Moody's.

             (h) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

             (i) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

             (j) Promptly upon learning thereof, notice of the completion of the CSC Spin-Off.

             (k) Such other information (including, without limitation, non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.2. USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances to meet the general corporate needs of the Borrower and its Subsidiaries, including commercial paper support. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or to finance the acquisition of any Person which has not been approved and recommended by the board of directors (or functional equivalent thereof) of such Person.

     6.3. NOTICE OF DEFAULT. The Borrower will give prompt notice in writing to the Lenders of the occurrence of (a) any Default or Unmatured Default and (b) of any other event or development, financial or other, relating specifically to the Borrower or any of its Subsidiaries (and not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect.

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     6.4.    CONDUCT OF BUSINESS. The Borrower will, and will cause each
Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; PROVIDED, HOWEVER, that nothing in this SECTION 6.4 shall prohibit (a) the dissolution or sale, transfer or other disposition of any Subsidiary that is not otherwise prohibited by this Agreement or (b) the occurrence of the CSC Spin-Off and the provision of the Transitional Services.

     6.5. TAXES. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by applicable law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

     6.6. INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Agent and any Lender upon request full information as to the insurance carried.

     6.7. COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     6.8. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9. INSPECTION. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate. The Borrower will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles consistently applied.

     6.10. CAPITAL STOCK AND DIVIDENDS. So long as any Default or Unmatured Default has occurred and is continuing, the Borrower will not declare or pay any dividends or make any

                                      -30-
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distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock or any options or other rights in respect thereof at any time outstanding, other than any such dividend or distribution required in connection with the CSC Spin-Off; PROVIDED that no such dividend or distribution could reasonably be expected to have a Material Adverse Effect.

     6.11. MERGER. Except with respect to any transaction or step required in connection with the CSC Spin-Off (provided that no such transaction or step could reasonably be expected to have a Material Adverse Effect), the Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Wholly-Owned Subsidiary may merge into the Borrower or any Wholly-Owned Subsidiary of the Borrower, (b) the Borrower or any Subsidiary may merge or consolidate with any other Person so long as the Borrower or such Subsidiary is the continuing or surviving corporation and, prior to and after giving effect to such merger or consolidation, no Default or Unmatured Default shall exist, and (c) any Subsidiary may enter into a merger or consolidation as a means of effecting a disposition or acquisition which would not result in a Default or Unmatured Default.

     6.12. LIENS. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

             (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books;

             (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure the payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

             (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

             (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries;

             (e) Encumbrances over and limited to the balance of credit balances on bank accounts of the Borrower and its Subsidiaries created in order to facilitate the operation of such bank accounts and other bank accounts of the Borrower and its Subsidiaries on a net balance basis with credit balances and debit balances on the various accounts being netted off for interest purposes;

             (f) Any Lien arising by operation of law in the ordinary course of trading in respect of any obligation which is less than sixty (60) days overdue or which is being contested in good faith and by appropriate means and for which adequate reserves have been made;

             (g) Encumbrances created by any of the Borrower or its Subsidiaries over deposits and investments in the ordinary course of such Person's insurance and reinsurance trade to comply with the requirements of any regulatory body of insurance or insurance broking business; and

             (h) Other Liens securing an aggregate principal amount of obligations at no time exceeding an amount equal to ten percent (10%) of Consolidated Net Worth at such time; PROVIDED, HOWEVER that during any period when the sum of (i) the aggregate principal amount of all obligations secured pursuant to this SECTION 6.12(h) plus (ii) the aggregate Unfunded Liability of all Single Employer Plans exceeds ten percent (10%) of Consolidated Net Worth, the creation of additional Liens otherwise allowed hereunder shall be permitted by this SECTION 6.12(h) only to the extent they secure an aggregate principal amount of obligations not in excess of one percent (1%) of Consolidated Net Worth.

     6.13. AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (a) for transactions between the Borrower and any Wholly-Owned Subsidiary of the Borrower or between Wholly-Owned Subsidiaries of the Borrower, (b) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction and (c) as required in connection with the CSC Spin-Off; PROVIDED that no such transaction, payment or transfer could reasonably be expected to have a Material Adverse Effect.

     6.14. CHANGE IN FISCAL YEAR. The Borrower shall not change its Fiscal Year to end on any date other than December 31 of each year.

     6.15. INCONSISTENT AGREEMENTS. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the amending of the Loan Documents or the ability of any Subsidiary to (i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to the Borrower or (iii) repay loans or advances from the Borrower or (b) contains any provision which would be violated or breached by the making of Advances or by the performance by the Borrower of any of its obligations under any Loan Document.

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     6.16.   SALE OF ASSETS. Except with respect to any transaction or step required in connection with the CSC Spin-Off (provided that no such transaction or step could reasonably be expected to have a Material Adverse Effect), the Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of Property which represents more than 25% of the consolidated assets of the Borrower and its Subsidiaries, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the quarter immediately preceding the date on which such determination is made, to any other Person(s) in any Fiscal Year.

     6.17.   FINANCIAL COVENANTS.

             6.17.1. MINIMUM CONSOLIDATED NET WORTH. The Borrower shall at all times prior to the CSC Spin-Off maintain a minimum Consolidated Net Worth of at least $2,500,000,000 and shall at all times from and after the CSC Spin-Off maintain a minimum Consolidated Net Worth of at least $2,000,000,000.

             6.17.2. CONSOLIDATED EBITDA TO CONSOLIDATED INTEREST EXPENSE. The Borrower will maintain, as at the last day of each of its fiscal quarters, a ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case calculated for the four fiscal quarters then ending, of not less than 4.0 to 1.0.

     6.18. ERISA. The Borrower will (a) fulfill, and cause each member of the Controlled Group to fulfill, its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan, except where a failure to fulfill such obligations individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (b) comply, and cause each member of the Controlled Group to comply, with all applicable provisions of ERISA and the Code with respect to each Plan, except where such failure or noncompliance individually or in the aggregate would not have a Material Adverse Effect and
(c) not, and not permit any member of the Controlled Group to, (i) seek a waiver of the minimum funding standards under ERISA, (ii) terminate or withdraw from any Plan or (iii) take any other action with respect to any Plan which would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Plan, unless the actions or events described in the foregoing clauses (i), (ii) or (iii) individually or in the aggregate would not have a Material Adverse Effect.

                                   ARTICLE VII
                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any other Loan Document, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

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     7.2.    Nonpayment of (a) any principal of any Loan when due, or (b) any interest upon any Loan or any facility fee, utilization fee or other fee or obligations under any of the Loan Documents within five (5) days after the same becomes due.

     7.3.    The breach by the Borrower of any of the terms or provisions of
SECTION 6.2, SECTION 6.3(a) or SECTIONS 6.10 through 6.18.

     7.4. The breach by the Borrower (other than a breach which constitutes a Default under SECTION 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within twenty (20) days after written notice from the Agent or any Lender.

     7.5. Failure of the Borrower or any of its Subsidiaries to pay any Indebtedness aggregating in excess of $25,000,000 when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement or agreements under which any such Indebtedness was created or is governed, or the occurrence of any other event or existence of any other condition, the effect of any of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

     7.6. The Borrower or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this SECTION 7.6, (f) fail to contest in good faith any appointment or proceeding described in SECTION 7.7 or (g) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in SECTION 7.6(d) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "CONDEMNATION"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or

                                      -34-
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control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

     7.9.    The Borrower or any of its Subsidiaries shall fail within thirty
(30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $25,000,000 (or multiple judgments or orders for the payment of an aggregate amount in excess of $50,000,000), which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced.

     7.10.   Any Change in Control shall occur.

     7.11. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate twenty percent (20%) of the Total Plan Liability for all Single Employer Plans or any Termination Event shall occur in connection with any Plan which could reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VIII
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1. ACCELERATION. If any Default described in SECTION 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent or upon the instruction of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     If, within ten (10) Business Days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in SECTION 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (or, in the case of an acceleration and/or termination upon the occurrence of a Default under SECTION 7.10, the Modified Required Lenders), in their sole discretion, shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2. AMENDMENTS. Subject to the provisions of this ARTICLE VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default hereunder or thereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of each Lender:

                                      -35-
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             (a)     Extend the Facility Termination Date, compromise or forgive the principal amount of any Loan, or reduce the rate of interest or compromise or forgive payment of interest on any Loan, or reduce the amount of any fee payable hereunder;

             (b) Reduce the percentage specified in the definition of Required Lenders or Modified Required Lenders;

             (c)     Increase the amount of the Commitment of any Lender

hereunder;

             (d)     Amend this SECTION 8.2; or

             (e) Permit any assignment by the Borrower of its Obligations or its rights hereunder.

PROVIDED, FURTHER, that no such supplemental agreement shall, without the consent of the Modified Required Lenders amend the definition of "Change of Control" or amend or waive SECTION 7.10.

     No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under SECTION 12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement or of the Borrower or any Subsidiary contained in any Loan Document shall survive the making of the Loans herein contemplated.

     9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

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     9.3.    HEADINGS. Section headings in the Loan Documents are for
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter described in SECTION 10.13.

     9.5. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns; PROVIDED, HOWEVER, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of SECTIONS 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     9.6. EXPENSES; INDEMNIFICATION. The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent or the Arranger, which attorneys may be employees of the Agent or the Arranger) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection of the Obligations or the enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent, the Arranger, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby, or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this SECTION 9.6 shall survive the termination of this Agreement.

     9.7. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

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     9.8.    ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.9. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10. NONLIABILITY OF LENDERS. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11. CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.

     9.12. DISCLOSURE. The Borrower and each Lender hereby acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

                                    ARTICLE X
                                    THE AGENT

     10.1. APPOINTMENT. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably (subject to Section 10.12) authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this
ARTICLE X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan

Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 1-201 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2. POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in ARTICLE IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or, if expressly required hereunder, the Modified Required Lenders or all the Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders or, if expressly required hereunder, the Modified Required Lenders or all the Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro-rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, PROVIDED that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to SECTION 3.5(g) shall, notwithstanding the provisions of this SECTION 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this SECTION 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10. RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.11. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, 45 days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders; PROVIDED, such Lenders so performing such duties shall be deemed to be an Agent hereunder with full benefit of all provisions indemnifying the Agent hereunder. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this ARTICLE X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this SECTION 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     10.13. AGENT AND ARRANGER FEES. The Borrower agrees to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and the Arranger pursuant to that certain letter agreement dated November 28, 2001, or as otherwise agreed from time to time.

     10.14. DELEGATION TO AFFILIATES. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under ARTICLES IX and X.

     10.15. SYNDICATION AGENTS; SENIOR MANAGING AGENTS; MANAGING AGENTS. None of the Lenders identified in this Agreement as the "Syndication Agents", "Senior Managing Agents" or "Managing Agents" shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such identified capacity other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in SECTION 10.11.

                                   ARTICLE XI
                            SETOFF; RATABLE PAYMENTS

     11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

     11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTION 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly

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upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrower to a Lender, other than Indebtedness comprised of Loans made by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of such Loans.

                                   ARTICLE XII
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with SECTION 12.3. The parties to this Agreement acknowledge that clause (ii) of this SECTION 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; PROVIDED, HOWEVER, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of SECTION 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with SECTION 12.3; PROVIDED, HOWEVER, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     12.2.   PARTICIPATIONS.

             12.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

             12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of SECTION 8.2 or of any other Loan Document.

             12.2.3. BENEFIT OF SETOFF. The Borrower agrees that each Participant which has been identified as such to the Borrower in writing shall be deemed to have the right of setoff provided in SECTION 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; PROVIDED, that each Lender shall retain the right of setoff provided in SECTION 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 11.2 as if each Participant were a Lender.

     12.3.   ASSIGNMENTS.

             12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of EXHIBIT C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender, an Affiliate thereof or an Approved Fund; PROVIDED, HOWEVER, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

             12.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of an assignment, together with any consents required by SECTION 12.3.1, and
     (ii) payment of a $4,000 fee to
     the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     12.4. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; PROVIDED that each Transferee and prospective Transferee agrees to be bound by Section
9.11 of this Agreement.

     12.5. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 3.5(d).

                                  ARTICLE XIII
                                     NOTICES

     13.1. GIVING NOTICE. Except as otherwise permitted by SECTION 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this SECTION 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; PROVIDED that notices to the Agent under ARTICLE II shall not be effective until received.

     13.2. CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV
                                  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV
          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

     15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                           [signature pages to follow]

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                    AON CORPORATION


                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------
                                    Title:
                                          ------------------------------------

                                           Address:   Aon Center
                                                      200 East Randolph Drive
                                                      Chicago, Illinois  60601
                                                      Attn:  Diane Aigotti

                                           Telecopy:  (312) 381-6060
                                           Telephone: (312) 381-3230


                                    BANK ONE, NA,
                                    individually and as Agent

                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------
                                    Title:
                                          ------------------------------------

                                           Address:   1 Bank One Plaza
                                                      Suite IL1-0085, 16th Floor
                                                      Chicago, Illinois 60670
                                                      Attn: Cindy Priest

                                           Telecopy:  (312) 732-4033
                                           Telephone: (312) 732-9565

                                    ABN AMRO BANK N.V.,
                                    individually and as Syndication Agent


                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------
                                    Title:
                                          ------------------------------------


                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------
                                    Title:
                                          ------------------------------------

                                           Address:   135 S. LaSalle Street,
                                                      Suite 625
                                                      Chicago, IL 60674
                                                      Attn:  Andrew Haak

                                           Telecopy:  (312) 606-8425
                                           Telephone: (312) 904-2851

                                    CITIBANK, N.A.,
                                    individually and as Syndication Agent


                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------
                                    Title:
                                          ------------------------------------

                                           Address:   388 Greenwich Street
                                                      22nd Floor
                                                      New York, New York 10013
                                                      Attn:  Peter C. Bickford

                                           Telecopy:  (212) 816-4144
                                           Telephone: (212) 816-4022

                                    FIRST UNION NATIONAL BANK,
                                    individually and as Syndication Agent


                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------
                                    Title:
                                          ------------------------------------

                                           Address:   301 South College Street
                                                      DC-5,
                                                      NC0169
                                                      Charlotte, NC 28288-0169
                                                      Attn:  Lance P. Black

                                           Telecopy:  (704) 383-7611
                                           Telephone: (704) 374-6628

                                    JP MORGAN CHASE BANK,
                                    individually and as Senior Managing Agent


                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------
                                    Title:
                                          ------------------------------------

                                           Address:   270 Park Avenue
                                                      15th Floor
                                                      New York, NY 10017
                                                      Attn: Helen Newcomb

                                           Telecopy:  (212) 270-0412
                                           Telephone: (212) 270-6260

                                    THE BANK OF NEW YORK,
                                    individually and as Senior Managing Agent


                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------
                                    Title:
                                          ------------------------------------

                                           Address:   One Wall Street
                                                      17th Floor
                                                      New York, New York 10286
                                                      Attn: Evan Glass

                                           Telecopy:  (212) 809-9520
                                           Telephone: (212) 635-6466

                                    THE NORTHERN TRUST COMPANY,
                                    individually and as Managing Agent


                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------
                                    Title:
                                          ------------------------------------

                                           Address:   50 S. LaSalle Street
                                                      Chicago, Illinois 60675
                                                      Attn:  Richard W. Berger

                                           Telecopy:  (312) 557-2673
                                           Telephone: (312) 444-5918

                                    BANK OF MONTREAL,
                                    individually and as Managing Agent


                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------
                                    Title:
                                          ------------------------------------

                                           Address:   111 West Monroe Street
                                                      Suite 12 West
                                                      Chicago, Illinois 60603
                                                      Attn:  Randy J. Goodleaf

                                           Telecopy:  (312) 845-2196
                                           Telephone: (312) 845-2035

                                    FLEET NATIONAL BANK,
                                    individually and as Managing Agent


                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------
                                    Title:
                                          ------------------------------------

                                           Address:   100 Federal Street
                                                      Mail Code: MA DE 10010H
                                                      Boston, MA 02110
                                                      Attn:  Eugene G. Ardito

                                           Telecopy:  (617) 434-1096
                                           Telephone: (617) 434-3311

                                    ROYAL BANK OF CANADA,
                                    individually and as Managing Agent


                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------
                                    Title:
                                          ------------------------------------

                                           Address:   New York Branch
                                                      One Liberty Plaza
                                                      3rd Floor
                                                      New York, NY  10006-1404
                                                      Attn:   Manager, Loans
                                                      Administration

                                           Telecopy:  (416) 955-6720
                                           Telephone: (416) 955-6679

                                           with a copy to:

                                           Address:   New York Branch
                                                      One Liberty Plaza
                                                      3rd Floor
                                                      New York, NY  10006-1404
                                                      Attn:   Alexander Birr

                                           Telecopy:  (212) 428-6201
                                           Telephone: (212) 428-6404

                                    THE BANK OF NOVA SCOTIA


                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------
                                    Title:
                                          ------------------------------------

                                           Address:   181 W. Madison
                                                      Suite 3700
                                                      Chicago, IL 60602
                                                      Attn:  Lisa Garling

                                           Telecopy:  (312) 201-4108
                                           Telephone: (312) 201-4135

                                    WELLS FARGO BANK, N.A.


                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------
                                    Title:
                                          ------------------------------------


                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------
                                    Title:
                                          ------------------------------------

                                           Address:   230 W. Monroe Street
                                                      Suite 2900
                                                      Chicago, IL 60606
                                                      Attn:  Robert C. Meyer

                                           Telecopy:  (312) 845-8606
                                           Telephone: (312) 345-8623

                                    FIRSTAR BANK, N.A.


                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------
                                    Title:
                                          ------------------------------------

                                           Address:   777 East Wisconsin Avenue
                                                      Milwaukee, Wisconsin 53202
                                                      Attn:  James Spredemann

                                           Telecopy:  (414) 765-5367
                                           Telephone: (414) 765-6626

                                    THE FUJI BANK, LIMITED


                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------
                                    Title:
                                          ------------------------------------

                                           Address:   227 West Monroe Street
                                                      Suite 2600
                                                      Chicago, IL 60606
                                                      Attn:  Peter L. Chinnici

                                           Telecopy:  (312) 621-0539
                                           Telephone: (312) 621-0500

                                    STATE STREET BANK AND TRUST
                                    COMPANY


                                    By:
                                       ---------------------------------------
                                    Print Name:
                                               -------------------------------
                                    Title:
                                          ------------------------------------

                                           Address:   2 Avenue de Lafayette
                                                      Mail Code: LCC2
                                                      Boston, MA 02111
                                                      Attn:  Lise Anne Boutiette

                                           Telecopy:  (617) 662-3778
                                           Telephone: (617) 662-3262

                                PRICING SCHEDULE

-------------------------------------------------------------------------------------------------------------------------------
                            LEVEL I          LEVEL II         LEVEL III        LEVEL IV         LEVEL V           LEVEL VI
                            STATUS            STATUS           STATUS           STATUS          STATUS             STATUS
-------------------------------------------------------------------------------------------------------------------------------
BORROWER DEBT               AA-/Aa3           A+/A1            A/A2             A-/A3          BBB+/Baa1    LESS THAN BBB+/Baa1
   RATING
-------------------------------------------------------------------------------------------------------------------------------
    Applicable               .07%             .08%             .09%              .11%            .125%              .15%
Facility Fee Rate
-------------------------------------------------------------------------------------------------------------------------------
   Applicable
     Margin
-------------------------------------------------------------------------------------------------------------------------------
Eurodollar Rate              .13%             .17%             .21%             .265%            .375%             .475%
-------------------------------------------------------------------------------------------------------------------------------
Alternate Base               0.0              0.0              0.0               0.0              0.0               0.0
Rate
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Applicable                   .10%             .10%             .10%             .125%            .125%             .125%
Utilization Fee
Rate* (GREATER THAN 33%)
===============================================================================================================================

             Subject to the following two sentences, a particular Level Status shall exist on a particular day if on such day the Borrower does not qualify for a Level Status with more advantageous pricing and either the Moody's Rating or the S&P Rating is at least equal to the corresponding rating specified for such Level Status in the table above. In the event of a difference in the equivalent "rating level" from S&P and Moody's resulting in a split of only one level, then the Level Status shall be determined by reference to the higher of the two Ratings. In the event of a difference in the equivalent "rating level" from S&P and Moody's resulting in a

----------
     * The Applicable Utilization Fee Rate shall be payable with respect to outstanding Advances on days when Utilization is greater than 33%. "Utilization" means, for any day, a percentage equal to the aggregate principal amount of Loans hereunder and "Loans" (as defined in the 364-Day Agreement) outstanding on such day (and at the close of business on such day if a Business Day) divided by the sum on such day of the Aggregate Commitment and the "Aggregate Commitment" under the 364-Day Agreement; PROVIDED that for purposes of computing the Utilization Fee (a) the Aggregate Commitment shall be deemed to in no event be less than the aggregate outstanding principal amount of the Loans, (b) the "Aggregate Commitment" (as defined in the 364-Day Agreement) shall be deemed to in no event be less than the aggregate outstanding principal amount of the "Loans" (as defined in the 364-Day Agreement) and (c) on and after the "Revolving Credit Termination Date" (as defined in the 364-Day Agreement), the "Aggregate Commitment" (as defined in the 364-Day Agreement) shall be deemed to be equal to the aggregate outstanding principal amount of the "Loans" (as defined in the 364-Day Agreement).

     split of greater than one level, then the Level Status shall be that Level Status one below the Level Status determined by reference to the higher of the two Ratings. The above ratings are in the format of S&P Rating/Moody's Rating.

             For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

             "Level Status" means either Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

             "Moody's Rating" means, at any time, the Borrower Debt Rating issued by Moody's and then in effect.

             "Rating" means Moody's Rating or S&P Rating.

             "S&P Rating" means, at any time, the Borrower Debt Rating issued by S&P and then in effect.

             The Applicable Margin and Applicable Facility Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Level Status as determined from its then-current Moody's and S&P Ratings. The Rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower has no Moody's Rating or no S&P Rating or the Borrower does not qualify for a Level Status with more advantageous pricing, Level VI Status shall exist.

                                   SCHEDULE 1
                                   COMMITMENTS

                      LENDER                                    COMMITMENT
                      ------                                    ----------
         Bank One, NA                                        $   50,000,000
         ABN AMRO Bank N.V.                                      45,000,000
         Citibank, N.A.                                          45,000,000
         First Union National Bank                               45,000,000
         JP Morgan Chase Bank                                    40,000,000
         The Bank of New York                                    37,500,000
         The Northern Trust Company                              30,000,000
         Bank of Montreal                                        25,000,000
         Fleet National Bank                                     25,000,000
         Royal Bank of Canada                                    25,000,000
         The Bank of Nova Scotia                                 17,500,000
         Wells Fargo Bank, N.A.                                  15,000,000
         Firstar Bank, N.A.                                      12,500,000
         The Fuji Bank, Limited                                  12,500,000
         State Street Bank and Trust Company                     12,500,000

         TOTAL                                               $  437,500,000
                                                             ==============

                                    EXHIBIT A

                                      NOTE

[$______________]                                                         [Date]

     Aon Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________________________ (the "Lender") the lesser of the principal sum of ______________________ Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to
Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Three Year Credit Agreement dated as of February 8, 2002 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                        AON CORPORATION


                                        By:
                                           -------------------------------------
                                        Print Name:
                                                   -----------------------------
                                        Title:
                                              ----------------------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                            NOTE OF AON CORPORATION,
                               DATED ___________,

                             Principal                 Maturity                    Principal
                             Amount of                of Interest                   Amount               Unpaid
         Date                  Loan                     Period                       Paid                Balance
----------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

To:  The Lenders parties to the
     Credit Agreement Described Below

             This Compliance Certificate is furnished pursuant to that certain Three Year Credit Agreement dated as of February 8, 2002 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Borrower, the lenders party thereto and Bank One, NA, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

             THE UNDERSIGNED HEREBY CERTIFIES THAT:

             1.      I am the duly elected ____________________of the Borrower;

             2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

             3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

             4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

             Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

           -----------------------------------------------------------

           -----------------------------------------------------------

The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of _______, 200_.

                      SCHEDULE I TO COMPLIANCE CERTIFICATE
             Schedule of Compliance as of ______________, 200_ with
                          Provisions of Section 6.17 of
                                  the Agreement

1.   SECTION 6.17.1 - CONSOLIDATED NET WORTH

     A.      Consolidated Net Worth                                 $___________

     B. Must be greater than $2,500,000,000 (or, at all times from and after the CSC Spin-Off, $2,000,000,000)

             Complies ________   Does Not Comply ___

2.   SECTION 6.17.2 - CONSOLIDATED EBITDA TO CONSOLIDATED INTEREST EXPENSE

     A.      Consolidated EBITDA
             (for four fiscal quarters ended ___________, 200__)

             (i)     Consolidated Net Income                        $________

             (ii)    Consolidated Interest Expense                  $________

             (iii)   taxes                                          $________

             (iv)    depreciation                                   $________

             (v)     amortization                                   $________

             (vi)    extraordinary losses                           $________

             (vii)   extraordinary gains                            $________

             (viii)  Sum of (i) through (vi) minus (vii)            $________

     B.      Consolidated Interest Expense
             (for four fiscal quarters ended  ___________, 200__)   $________

     C.      Ratio of A to B                            ___ to 1.0

     D.      Permitted Ratio                            Greater than 4.0 to 1.0

             Complies ____   Does Not Comply ___

                                    EXHIBIT C

                              ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Assignment Agreement") between _________________________ (the "Assignor") and _____________________________
(the "Assignee") is dated as of ________________, 20__. The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

     3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

     4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitment or Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

     6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
(iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and

(ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

     8. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

     9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

     10. COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

     IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.

                                   SCHEDULE 1
                             to Assignment Agreement

1. Description and Date of Credit Agreement: Three Year Credit Agreement dated as of February 8, 2002 among Aon Corporation, Bank One, NA, as agent, and the lenders party thereto.

2.   Date of Assignment Agreement: _____________, 200__

3.   Amounts (As of Date of Item 2 above):

                                                      Facility
                                                         1*
                                                      --------
     a.      Assignee's percentage
             of each Facility purchased
             under the Assignment
             Agreement                                  ____ %

     b.      Amount of
             each Facility
             purchased
             under the Assignment
             Agreement                                  $_____

4.   Assignee's Commitment (or Loans
     with respect to terminated
     Commitments) purchased
     hereunder:                                               $ ___________

5.   Proposed Effective Date:                                 ________________

6.   Non-standard Recordation Fee
     Arrangement (if applicable)

Accepted and Agreed:

[NAME OF ASSIGNOR]                         [NAME OF ASSIGNEE]

By:                                        By:
   ---------------------------------           ---------------------------------
Title:                                     Title:
      ------------------------------              ------------------------------

CONSENTED TO BY                            CONSENTED TO BY
AON CORPORATION                            BANK ONE, NA

By:                                        By:
   ---------------------------------           ---------------------------------
Title:                                     Title:
      ------------------------------              ------------------------------

*    Insert specific facility names per Credit Agreement
**   Percentage taken to 10 decimal places
***  If fee is split 50-50, pick N/A as option
**** Delete if not required by Credit Agreement

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET

               Attach Assignor's Administrative Information Sheet,
              which must include notice addresses for the Assignor
                                and the Assignee
                            (Sample form shown below)

                              ASSIGNOR INFORMATION
CONTACT:

Name:                                  Telephone No.:
     -----------------------------                   ---------------------------
Fax No.:                               Telex No.:
        --------------------------               -------------------------------
                                       Answerback:
                                                  ------------------------------

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:
                                  ----------------------------------------------

--------------------------------------------------------------------------------

Account Name & Number for Wire Transfer:
                                         ---------------------------------------

                                         ---------------------------------------

Other Instructions:
                    ------------------------------------------------------------

--------------------------------------------------------------------------------

ADDRESS FOR NOTICES FOR ASSIGNOR:
                                  ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------

                              ASSIGNEE INFORMATION

CREDIT CONTACT:

Name:                                  Telephone No.:
     -----------------------------                   ---------------------------
Fax No.:                               Telex No.:
        --------------------------               -------------------------------
                                       Answerback:
                                                  ------------------------------

KEY OPERATIONS CONTACTS:

Booking Installation:                  Booking Installation:
                     -------------                          --------------------
Name:                                  Name:
     -----------------------------          ------------------------------------
Telephone No.:                         Telephone No.:
              --------------------                   ---------------------------
Fax No.:                               Fax No.:
        --------------------------             ---------------------------------
Telex No.:                             Telex No.:
          ------------------------               -------------------------------
Answerback:                            Answerback:
           -----------------------                ------------------------------

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:
                                  ----------------------------------------------

--------------------------------------------------------------------------------

Account Name & Number for Wire Transfer:
                                        ----------------------------------------

                                        ----------------------------------------

Other Instructions:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------

ADDRESS FOR NOTICES FOR ASSIGNEE:
                                  ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------

     BANK ONE INFORMATION

     Assignee will be called promptly upon receipt of the signed agreement.

INITIAL FUNDING CONTACT:               SUBSEQUENT OPERATIONS CONTACT:

Name:                                  Name:
     -----------------------                ------------------------------------
Telephone No.: (312)                   Telephone No.: (312)
              --------------                         ---------------------------
Fax No.: (312)                         Fax No.: (312)
        --------------------                    --------------------------------
                            Bank One Telex No.:  190201  (Answerback: FNBC UT)
                                                --------------------------------

INITIAL FUNDING STANDARDS:

Libor - Fund 2 days after rates are set.

BANK ONE WIRE INSTRUCTIONS:        Bank One, NA, ABA # 071000013
                                   LS2 Incoming Account # 481152860000
                                   Ref:________________

ADDRESS FOR NOTICES FOR BANK ONE:  1 Bank One Plaza, Chicago, IL  60670
                                   Attn: Agency Compliance Division,
                                         Suite IL1-0353
                                   Fax No. (312) 732-2038 or (312) 732-4339

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